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EXHIBIT 10.68

                                 PROMISSORY NOTE
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Principal Amount: $100,000.00                      Date of Note: March __, 2003

         FOR VALUE RECEIVED, SSP Solutions, Inc., a Delaware corporation and SSP Gaming LLC, a Nevada limited liability company (together, the "Borrower") (there is only one borrower) hereby promise to pay to the order of ________________________ ("Holder"), in lawful money of the United States of America, the principal amount of ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00), or so much as may be outstanding ("Principal Amount"), together with interest on said Principal Amount outstanding from the date hereof until this Note is paid in full at such place as the holder hereof may from time to time designate.

1. MATURITY. The outstanding Principal Amount of this Note, and all accrued interest and other sums due hereunder, shall be due and payable in full upon the sooner of a) the Borrower raising no less than $3.5 million in equity or debt financing, or b) 120 days from the date of this Note ("Maturity Date").

2. INTEREST. The Borrower shall pay Holder interest according to the following schedule:

         o If this Note is repaid within 30 days, 10% (i.e., the balance due is $110,000)
         o        Within 60 days, 12%
         o        Within 90 days, 15%
         o        At Maturity $120,000

3. EVENTS OF DEFAULT. If any of the following events takes place before the Maturity Date (each, an "EVENT OF DEFAULT"), Holder at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Note immediately due and payable; PROVIDED, HOWEVER, that this Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (C) or (E), below:

         (A)      The Borrower fails to make payment of the full amount due
                  under this Note on demand at the Maturity Date; or
         (B)      A receiver, liquidator or trustee is appointed by a court
                  order (i) of the Borrower or (ii) for any part of the Borrower's assets or properties; or
         (C)      The Borrower is adjudicated bankrupt or insolvent; or
         (D) Any of the Borrower's property is sequestered by or in consequence of a court order and such order remains in effect for more than 30 days; or
         (E) The Borrower files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law, or



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         (F)      Any petition against the Borrower is filed under bankruptcy, receivership or insolvency law; or
         (G) The Borrower makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver, liquidator or trustee of the Borrower or for all or any part of its property; or
         (H) An attachment or execution is levied against any part of the Borrower's assets that is not released within 30 days; or
         (I) The Borrower dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business; or
         (J) The Borrower breaches any covenant or agreement on its part contained in this Note; or
         (K) There exists any material inaccuracy or untruthfulness of any representation or warranty of the Borrower set forth in this Note.

4. WARRANT. The Borrower will issue a warrants to the Holder to purchase shares of common stock of the Borrower with a strike price of $.60 exercisable for a period of five years. The numbers of shares underlying the warrants to be issued by the Borrower will be based on the following schedule:

         a.       Upon execution of this note- 50,000 shares
         b.       If this Note is repaid within 30 days -60,000 shares
         c.       If this Note is repaid within 60 days -70,000 shares
         d.       If this Note is repaid within 90 days -80,000 shares
         e.       At Maturity 100,000 shares

The number of shares underlying the warrant issuance is cumulative.

The Borrower will file a registration statement for the shares underlying the warrants within 100 days of the warrants being issued. If Borrower fails to file a registration statement for the shares underlying the warrant within 120 days, Borrower shall pay to lender $1,000 for every day thereafter until the registration statement is filed.

5. LAWFUL RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Borrower and Holder at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Holder to contract for, charge, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or received with respect to the indebtedness evidenced by this Note, or if Holder's exercise of the option to accelerate the maturity of this Note, results in the Borrower having paid any interest in excess of that permitted by applicable law, then it is the Borrower's and Holder's express intent that all excess amounts theretofore collected by Holder be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Borrower), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder and there under reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and there under.

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6. PREPAYMENT. The Borrower may prepay this Note at any time, in whole or in part, provided the Borrower has issued the warrants to Holder.

7. SEVERABLE PROVISIONS. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

8. TIME OF ESSENCE. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

9. GOVERNING LAW. This note shall be governed by and construed in accordance with the laws of the State of Illinois. In the event of any dispute regarding the subject matter of this Note, such dispute shall be submitted to arbitration before a single arbitrator in the city of Chicago in accordance with the rules of the American Arbitration Association. Any decision or award shall be final and binding upon the parties hereto. All legal fees, arbitration fees, filing fees, collection fees and expenses shall be paid to the prevailing party by the losing party.

10. EXPENSES. Borrower shall pay Holder $1,000 for legal fees incurred.

11. COLLATERAL. The Note shall be secured by all the assets of SSP Solutions including its SSP Gaming Subsidiary and any rights belonging to said subsidiary. Holder shall have the right to inspect the books and records of said Companies at any time with twenty-four hours notice to Borrower. A Security Interest shall be evidenced by a UCC filing in the State of Illinois and California for both SSP Solutions, Inc. and SSP Gaming, LLC, all filing and search fees shall be paid by the Borrower.

12. PERSONAL GUARANTEE. Marvin Winkler shall give a personal guarantee for the principal amount of these notes, such guarantees will be evidenced by a separate guarantee agreement to be signed between Holder and Winkler, and shall be secured by the escrowing of 300,000 shares of SSP Solutions, Inc. Scott Bakal, of Neal Gerber and Eisenberg, shall act as escrow agent for the shares, which will be released only upon repayment of the Note.

13. KRIS SHAH INVESTMENT. As an inducement for Holder to make the loan, Kris Shah has agreed to invest $30,000 at the same terms as those above. Kris will make the investment no later than March 18, 2003. Failure to make this investment will result in a default of the Note and it will become immediately due and payable.

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     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

SSP Solutions, Inc.

By: /S/__MARVIN J. WINKLER______________
Its:  Co-Chairman and CEO

SSP Gaming, LLC

By: /S/_MARVIN J. WINKLER________________
Its:  Executive Manager

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